As filed with the Securities and Exchange Commission on January 6, 2016.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Level 3 Communications, Inc.

(Exact name of registrant as specified in its charter)

Delaware	47-0210602
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1025 Eldorado Blvd.

Broomfield, Colorado 80021

(720) 888-1000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Level 3 Communications, Inc. 401(k) Plan

(Full title of the plan)

John M. Ryan
Executive Vice President,
Chief Legal Officer and Secretary
Level 3 Communications, Inc.

1025 Eldorado Blvd.

Broomfield, Colorado 80021

(720) 888-1000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jeffrey R. Kesselman, Esq.

Sherman & Howard L.L.C.

633 17th Street, Suite 3000

Denver, Colorado 80202

(303) 297-2900

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (2)
Common Stock, par value $0.01 per share	400,000	$52.75	$21,100,000	$2,125.00

(1)

In addition, pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 also covers (a) such additional securities as may be issuable pursuant to the anti-dilution provisions of the Level 3 Communications, Inc. 401(k) Plan (the “Plan”) and (b) an indeterminate amount of interests to be offered and sold pursuant to the Plan.

(2)

Estimated solely for calculating the amount of the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act. The computation is based on the average of the high and low sale prices of the common stock as reported on the New York Stock Exchange on January 4, 2016.

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is filed by Level 3 Communications, Inc.  (the “Company”) to register 400,000 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), which may be issued under the Company’s 401(k) Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of this Registration Statement have been or will be sent or given to participating employees as specified in Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”), in accordance with the rules and regulations of the United States Securities and Exchange Commission (the “Commission”).  Such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act.  These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents, filed with the Commission by the Company, are incorporated by reference into the Registration Statement:

(a)         The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the SEC on February 27, 2015, as amended on March 20, 2015;

(b)        The Company’s Quarterly Reports on Form 10-Q, for the fiscal quarter ended March 31, 2015, filed with the SEC on May 8, 2015, for the fiscal quarter ended June 30, 2015, filed with the SEC on August 6, 2015, and for the fiscal quarter ended September 30, 2015, filed with the SEC on November 6, 2015;

(c)         the description of the Company’s Common Stock, which is contained in the Company’s Registration Statement on Form 8-A, filed on October 19, 2011, as amended; and

(d)        The Company’s Current Reports on Form 8-K or Form 8-K/A (in all cases other than information furnished rather than filed pursuant to any Form 8-K), filed January 15, 2015, January 30, 2015, March 3, 2015, March 3, 2015, March 6, 2015, April 15, 2015, April 30, 2015, May 15, 2015, May 22, 2015, June 4, 2015, September 2, 2015, October 30, 2015, November 13, 2015 and November 13, 2015.

In addition, all documents, reports and definitive proxy or information statements filed by the Company or the Plan pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents with the Commission; provided, however, that documents, reports and definitive proxy or information statements, or portions thereof, which are “furnished” and not “filed” in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement unless the Company or the Plan expressly provides to the contrary that such document or information is incorporated by reference into this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

Item 4.  DESCRIPTION OF SECURITIES

Inapplicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

Inapplicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the General Corporations Law of the State of Delaware (the “DGCL”) empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee, or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee, or agent of another corporation or enterprise.  A corporation may, in advance of the final action of any civil, criminal, administrative, or investigative action, suit, or proceeding, pay the expenses (including attorneys’ fees) incurred by any officer, director, employee, or agent in defending such action, provided that the director or officer undertakes to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation.  A corporation may indemnify such person against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful.

A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation.  Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses (including attorneys’ fees) which he actually and reasonably incurred in connection therewith.  The indemnification provided is not deemed to be exclusive of any other rights to which an officer or director may be entitled under any corporation’s by-laws, agreement, vote or otherwise.

In accordance with Section 145 of the DGCL, Article XI of the Restated Certificate of Incorporation (the “Certificate”) of the Company and the Company’s By-Laws (the “By-Laws”) provide that the Company shall indemnify each person who is or was a director, officer or employee of the Company (including the heirs, executors, administrators, and estate of such person) or is or was serving at the request of the Company as director, officer, or employee of another corporation, partnership, joint venture, trust, or other enterprise, to the fullest extent permitted under subsections 145(a), (b), and (c) of the DGCL or any successor statute.  The indemnification provided by the Certificate and the By-Laws shall not be deemed exclusive of any other rights to which any of those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.  Expenses (including attorneys’ fees) incurred in defending a civil, criminal, administrative, or investigative action, suit, or proceeding upon receipt of an undertaking by or on behalf of the indemnified person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company.  The Certificate further provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.  If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.

The By-Laws provide that the Company may purchase and maintain insurance on behalf of its directors, officers, employees, and agents against any liabilities asserted against such persons arising out of such capacities.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

Inapplicable.

Item 8.  EXHIBITS

Exhibit No.	Description
4.1

Rights Agreement, dated as of April 10, 2011, by and between Level 3 Communications, Inc. and Wells Fargo Bank, N.A., as rights agent (incorporated by reference to Exhibit 4.1 to the Registrant’s Form 8-A dated April 11, 2011).

4.2

Amendment to the Rights Agreement, dated as of March 15, 2012, by and between Level 3 Communications, Inc. and Wells Fargo Bank, N.A., as rights agent (incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K dated March 13, 2012).

4.3

Amendment No. 2 to the Rights Agreement, dated as of July 21, 2014, by and between Level 3 Communications, Inc. and Wells Fargo Bank, N.A., as rights agent. (Incorporated by reference to Exhibit 10.1 to the Registrants Form 8-K filed on July 22, 2014).

4.4	Restated Certificate of Incorporation of Level 3 Communications, Inc. (incorporated by reference to Exhibit 3(i) to the Registrant’s Current Report on Form 8-K dated May 23, 2008).

4.5.1

Certificate of Amendment of Restated Certificate of Incorporation of Level 3 Communications, Inc. (incorporated by reference to Exhibit 3.2 of Level 3 Financing, Inc.’s, Level 3 Communications, Inc.’s and Level 3 Communications, LLC’s Registration Statement on Form S-4 (SEC File No. 333-167110) filed on May 26, 2010).

4.5.2

Certificate of Amendment to the Restated Certificate of Incorporation of Level 3 Communications, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K dated October 6, 2011).

4.5.3	Certificate of Amendment of the Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1.2 to the Form 8-A filed on October 19, 2011).

4.5.4

Certificate of Amendment of Restated Certificate of Incorporation of Level 3 Communications, Inc. (incorporated by reference to Exhibit 3.1.1 to the Registrant’s Quarterly Report on Form 10-Q for the three months ended June 30, 2012).

4.5.5

Certificate of Amendment of Restated Certificate of Incorporation of Level 3 Communications, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated November 5, 2014).

4.6

Conformed copy of the Restated Certificate of Incorporation of Level 3 Communications, Inc., as amended through October 30, 2014 (incorporated by reference to Exhibit 3.6 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014).

4.7

Certificate of Designation of Series B Junior Participating Preferred Stock of Level 3 Communications, Inc. (incorporated by reference to Exhibit 3.1 of the Registrant’s Form 8-A dated April 11, 2011).

4.8	Specimen Stock Certificate of Common Stock, par value $.01 per share (incorporated by reference to Exhibit 3 to the Registrant’s Form 8-A dated March 31,1998).

4.9	Amended and Restated By-laws of Level 3 Communications, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated November 13, 2015).

5.1	Opinion of Sherman & Howard L.L.C

5.2	IRS Determination Letter for the Level 3 Communications, Inc. 401(k) Plan.

23.1	Consent of KPMG LLP - Independent Registered Public Accounting Firm.

23.2	Consent of Sherman & Howard L.L.C. (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page of this Form S-8).

Item 9.  UNDERTAKINGS

1.         The undersigned registrant hereby undertakes:

(a)        To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

(i)         to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)         to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof), which individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)        to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with, or furnished to, the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(b)        That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)        To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2.         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Broomfield, Colorado, on January 6, 2016.

LEVEL 3 COMMUNICATIONS, INC.

By:	/s/ Jeff K. Storey
Name:	Jeff K. Storey
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints John M. Ryan and Neil J. Eckstein, as his or her true and lawful attorney-in-fact and agent for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, (i) any and all pre-effective and post-effective amendments to this registration statement, (ii) any registration statement relating to this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, (iii) any exhibits to any such registration statement or pre-effective or post-effective amendments, (iv) any and all applications and other documents in connection with any such registration statement or pre-effective or post-effective amendments, and generally to do all things and perform any and all acts and things whatsoever requisite and necessary or desirable to enable Level 3 Communications, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ James O. Ellis, Jr.	Chairman of the Board	January 6, 2016
James O. Ellis, Jr.

/s/ Jeff K. Storey	President and Chief Executive Officer and Director	January 6, 2016
Jeff K. Storey	(Principal Executive Officer)

/s/ Sunit S. Patel	Executive Vice President and Chief Financial Officer	January 6, 2016
Sunit S. Patel	(Principal Financial Officer)

/s/ Eric J. Mortensen	Senior Vice President and Controller	January 6, 2016
Eric J. Mortensen	(Principal Accounting Officer)

/s/ Kevin P. Chilton	Director	January 6, 2016
Kevin P. Chilton

Name	Title	Date

/s/ Steven T. Clontz	Director	January 6, 2016
Steven T. Clontz

/s/ Irene M. Esteves	Director	January 6, 2016
Irene M. Esteves

/s/ T. Michael Glenn	Director	January 6, 2016
T. Michael Glenn

/s/ Spencer B. Hays	Director	January 6, 2016
Spencer B. Hays

/s/ Michael J. Mahoney	Director	January 6, 2016
Michael J. Mahoney

/s/ Kevin W. Mooney	Director	January 6, 2016
Kevin W. Mooney

/s/ Peter Seah Lim Huat	Director	January 6, 2016
Peter Seah Lim Huat

/s/ Peter van Oppen	Director	January 6, 2016
Peter van Oppen

Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Broomfield, Colorado, on January 6, 2016.

LEVEL 3 COMMUNICATIONS, INC. 401(k) PLAN

By:	/s/ Eric J. Mortensen
Name:	Eric J. Mortensen
Title:	Senior Vice President

INDEX TO EXHIBITS

Exhibit No.	Description
4.1

Rights Agreement, dated as of April 10, 2011, by and between Level 3 Communications, Inc. and Wells Fargo Bank, N.A., as rights agent (incorporated by reference to Exhibit 4.1 to the Registrant’s Form 8-A dated April 11, 2011).

4.2

Amendment to the Rights Agreement, dated as of March 15, 2012, by and between Level 3 Communications, Inc. and Wells Fargo Bank, N.A., as rights agent (incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K dated March 13, 2012).

4.3

Amendment No. 2 to the Rights Agreement, dated as of July 21, 2014, by and between Level 3 Communications, Inc. and Wells Fargo Bank, N.A., as rights agent. (Incorporated by reference to Exhibit 10.1 to the Registrants Form 8-K filed on July 22, 2014).

4.4	Restated Certificate of Incorporation of Level 3 Communications, Inc. (incorporated by reference to Exhibit 3(i) to the Registrant’s Current Report on Form 8-K dated May 23, 2008).

4.5.1

Certificate of Amendment of Restated Certificate of Incorporation of Level 3 Communications, Inc. (incorporated by reference to Exhibit 3.2 of Level 3 Financing, Inc.’s, Level 3 Communications, Inc.’s and Level 3 Communications, LLC’s Registration Statement on Form S-4 (SEC File No. 333-167110) filed on May 26, 2010).

4.5.2

Certificate of Amendment to the Restated Certificate of Incorporation of Level 3 Communications, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K dated October 6, 2011).

4.5.3	Certificate of Amendment of the Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1.2 to the Form 8-A filed on October 19, 2011).

4.5.4

Certificate of Amendment of Restated Certificate of Incorporation of Level 3 Communications, Inc. (incorporated by reference to Exhibit 3.1.1 to the Registrant’s Quarterly Report on Form 10-Q for the three months ended June 30, 2012).

4.5.5

Certificate of Amendment of Restated Certificate of Incorporation of Level 3 Communications, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated November 5, 2014).

4.6

Conformed copy of the Restated Certificate of Incorporation of Level 3 Communications, Inc., as amended through October 30, 2014 (incorporated by reference to Exhibit 3.6 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014).

4.7

Certificate of Designation of Series B Junior Participating Preferred Stock of Level 3 Communications, Inc. (incorporated by reference to Exhibit 3.1 of the Registrant’s Form 8-A dated April 11, 2011).

4.8	Specimen Stock Certificate of Common Stock, par value $.01 per share (incorporated by reference to Exhibit 3 to the Registrant’s Form 8-A dated March 31,1998).

4.9	Amended and Restated By-laws of Level 3 Communications, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated November 13, 2015).

5.1	Opinion of Sherman & Howard L.L.C

5.2	IRS Determination Letter for the Level 3 Communications, Inc. 401(k) Plan.

23.1	Consent of KPMG LLP - Independent Registered Public Accounting Firm.

23.2	Consent of Sherman & Howard L.L.C. (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page of this Form S-8).